Exhibit 99
Reske named Chief Financial Officer and Treasurer
of United Community Financial Corp. and Home Savings
YOUNGSTOWN, Ohio (5/14/2008) — United Community Financial Corp. (NASDAQ: UCFC) and The Home Savings and Loan Company are pleased to announce the hiring of James R. Reske as Chief Financial Officer and Treasurer of both companies. Patrick A. Kelly, who previously served in this capacity, has left the Company to pursue other interests.
     Reske is a Chartered Financial Analyst who brings with him more than 18 years of experience in the banking industry. Reske joins UCFC and Home Savings from KeyBanc Capital Markets, Inc., where he focused on providing strategic advice to community banks and thrifts throughout the Midwest regarding capital structure, acquisitions, raising capital and financial management.
     A native of the Cleveland area, Reske attended The Ohio State University, where he earned a combined Bachelors/Masters degree in Communication and a Masters Degree in International Business. He began his career as a bank regulator, spending six years with the Federal Reserve. After obtaining his law degree from Georgetown University, he practiced banking law in New York City. Reske later left the practice of law to become an investment banker with Morgan Stanley in New York.
     Reske resides in Hudson, Ohio with his wife and three children.

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